SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) December 2, 1997
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                             FIRST UNION CORPORATION

             (Exact name of registrant as specified in its charter)

        North Carolina                    1-10000              56-0898180
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(State or other jurisdiction            (Commission         (IRS Employer
         of incorporation)              File Number)       Identification No.)

            One First Union Center
         Charlotte, North Carolina                       28288-0013
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 (Address of principal executive offices)                (Zip Code)

Registrant's telephone number, including area code          (704)374-6565


         (Former name or former address, if changed since last report.)
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Item 5. Other Events.

         On December 2, 1997, First Union Corporation (the "Corporation") issued a news release (the "News Release") announcing certain new financial performance guidelines, assuming, among other things, that the acquisition of CoreStates Financial Corp ("CoreStates") by the Corporation is consummated by April 30, 1998. Such performance guidelines also exclude the merger-related restructuring charges expected to be taken by the Corporation in connection with the CoreStates acquisition. In addition, following the issuance of the News Release, the Corporation intends to hold certain meetings with analysts and others with respect to the matters contained in the News Release. At such meetings, certain financial and other information relating to the News Release is to be presented (the "Presentation Materials").

           A copy of the News Release is being filed as Exhibit (99)(a) to this report. A copy of the visual portion of the Presentation Materials is being filed as Exhibit (99)(b) to this report. The News Release and the Presentation Materials are incorporated herein by reference.

     The News Release and certain of the Presentation Materials contain, among other things, certain forward-looking statements with respect to the goals, plans, objectives, intentions, expectations, financial condition, results of operations, future performance and business of the Corporation, including (i) statements relating to the Corporation's goals with respect to (a) growth in earnings per share, (b) return on equity, (c) return on assets, (d) overhead efficiency ratio, (e) tier 1 leverage ratio, (f) annualized net charge-offs, (g) dividend pay-out ratio, and (h) fee income as a percentage of total revenue, and
(ii) statements preceded by, followed by or that include the words "believes", "expects", "anticipates", "estimates" or similar expressions. These forward-looking statements involve risks and uncertainties that are subject to change based on various important factors (some of which are beyond the Corporation's control). The following factors, among others, could cause the Corporation's financial performance to differ materially from the goals, plans, objectives, intentions and expectations expressed in such forward-looking statements: (1) the strength of the United States economy in general and the strength of the local economies in which the Corporation conducts operations;
(2) the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; (3) inflation, interest rate, market and monetary fluctuations;
(4) the timely development of and acceptance of new products and services of the Corporation and the perceived overall value of these products and services by users, including the features, pricing and quality compared to competitors' products and services; (5) the willingness of users to substitute competitors' products and services for the Corporation's products and services; (6) the success of the Corporation in gaining regulatory approval of its products and services, when required; (7) the impact of changes in financial services' laws and regulations (including laws concerning taxes, banking, securities and insurance); (8) technological changes; (9) changes in consumer spending and saving habits; (10) the impact of pending and completed acquisitions on the Corporation, including the success of the Corporation in fully realizing or realizing within the expected time frame expected cost savings and/or revenue enhancements from such pending or completed acquisitions, including, without limitation, the expected cost savings and revenue enhancements expected from the CoreStates and Signet Banking Corporation acquisitions; and (11) the success of the Corporation at managing the risks involved in the foregoing. Additional information with respect to factors that may cause actual results to differ materially from those contemplated by such forward-looking



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statements is included in the reports filed by the Corporation with the
Securities and Exchange Commission (the "Commission") in 1997, including, without limitation, the Current Reports on Form 8-K dated July 21, 1997, August 20, 1997, November 18, 1997 and November 28, 1997, and the 1997 Third Quarter Report on Form 10-Q, and may be included in subsequent reports filed by the Corporation with the Commission.

         The Corporation cautions that the foregoing list of important factors is not exclusive, and neither such list nor any such forward-looking statement takes into account the impact that any future acquisitions may have on the Corporation and any such forward-looking statement. In addition, the Corporation does not intend to update any forward-looking statement, whether written or oral, relating to the matters discussed in the News Release, the Presentation Materials and herein.



Item 7.  Financial Statements and Exhibits.

         (c) Exhibits.

              (99)(a)  The News Release.

              (99)(b)  The Presentation Materials.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   FIRST UNION CORPORATION


Date: December 2,  1997            By: /s/ Kent S. Hathaway
                                        ---------------------
                                         Name: Kent S. Hathaway
                                         Title:   Senior Vice President







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                                  EXHIBIT INDEX


         Exhibit No.                                    Description
        --------------                                 -------------
         (99)(a)                                     The News Release.

         (99)(b)                                     The Presentation Materials.